                                                                    EXHIBIT 4.1


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                          FIFTH SUPPLEMENTAL INDENTURE

                                    between

                           COX COMMUNICATIONS, INC.,
                                   as Issuer

                                      and

                             THE BANK OF NEW YORK,
                                   as Trustee

                          Dated as of August 28, 2002


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


                               TABLE OF CONTENTS
                               -----------------


                                                                                               PAGE
                                                                                               ----

                                            ARTICLE 1
                                           DEFINITIONS

SECTION 1.01.  Definitions......................................................................2

                                            ARTICLE 2
                                           REMARKETING

SECTION 2.01.  Remarketing Provisions...........................................................3
SECTION 2.02.  Renewed Remarketing..............................................................4

                                            ARTICLE 3
                                      REDEMPTION; REPAYMENT

SECTION 3.01.  Discretionary Redemption.........................................................5
SECTION 3.02.  Source of Redemption Payment.....................................................6
SECTION 3.03.  Source of Payment................................................................6

                                            ARTICLE 4
                                       FORM OF SENIOR NOTE

SECTION 4.01.  Form of Senior Note..............................................................6

                                            ARTICLE 5
                                       CONSENT OF HOLDERS

SECTION 5.01.  Consent of the Holders of the Senior Notes.......................................7

                                            ARTICLE 6
                                          MISCELLANEOUS

SECTION 6.01.  Ratification of Base Indenture and Second Supplemental
         Indenture; Fifth Supplemental Indenture Controls.......................................7
SECTION 6.02.  Trustee Not Responsible for Recitals.............................................7
SECTION 6.03.  Governing Law....................................................................7
SECTION 6.04.  Severability.....................................................................8
SECTION 6.05.  Counterparts.....................................................................8
EXHIBIT A-1 Form of Senior Note
EXHIBIT A-2 Form of Replacement Senior Note

         FIFTH SUPPLEMENTAL INDENTURE, dated as of August 28, 2002 (the "FIFTH SUPPLEMENTAL INDENTURE") between Cox Communications, Inc., a Delaware corporation (the "COMPANY"), and The Bank of New York, a New York banking corporation, as trustee (the "TRUSTEE").

         WHEREAS, the Company and the Trustee are parties to the Indenture dated as of June 28, 1995 between the Company and the Trustee (the "BASE INDENTURE"), as supplemented by a Second Supplemental Indenture dated as of October 6, 1999 between the Company and the Trustee (the "SECOND SUPPLEMENTAL INDENTURE" and together with the Base Indenture, the "ORIGINAL INDENTURE");

         WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the issuance of the Company's Debt Securities (as defined therein) to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

         WHEREAS, pursuant to the terms of the Original Indenture, the Company provided for the establishment of a series of its Debt Securities known as its Auction Rate Reset Senior Notes Series A (the "SENIOR NOTES");

         WHEREAS, the Original Indenture provides that the Company and the Trustee may amend the Original Indenture, with the consent of each Holder of any Debt Security affected thereby, to provide for, among other things, a change in the time at which any Debt Securities may or shall be repaid or redeemed;

         WHEREAS, the Company and the Trustee desire to modify certain provisions of the Original Indenture to reflect a change in the Stated Maturity of the Senior Notes, to provide for a modification of the redemption provisions of the Senior Notes and to provide for a modification of the terms of Remarketing of the Senior Notes;

         WHEREAS, The Bank of New York, at the direction and authorization of Holders of the Debt Securities, not in its individual capacity but solely as Holder, for the benefit of Cox RHINOS Trust, a Delaware statutory business trust (the "TRUST") and Holders of the Debt Securities, of all of the Senior Notes, desires to execute and deliver its consent to this Fifth Supplemental Indenture;

         WHEREAS, each of the Company, as holder of Common Securities of the Trust, and Intrepid Funding Master Trust, as holder of the Preferred Securities of the Trust, have executed and delivered their consent, and authorization and direction for the Property Trustee to execute and deliver its consent, to this Fifth Supplemental Indenture; and

         WHEREAS, all things necessary to make this Fifth Supplemental Indenture (and together with the Original Indenture, the "INDENTURE") a valid indenture and agreement according to its terms have been and, upon execution hereof, will be done.

         NOW THEREFORE, in consideration of the purchase and acceptance of the Senior Notes by the Holder thereof, and for the purpose of amending and restating certain terms of the Original Indenture relating to a change in the Stated Maturity, the redemption provisions and the terms of Remarketing of the Senior Notes, the Company covenants and agrees with the Trustee, and the Holder consents, as follows:

                                   ARTICLE 1
                                  DEFINITIONS

         SECTION 1.01. Definitions. (a) Capitalized terms used and not defined in this Fifth Supplemental Indenture shall have the meanings assigned to them in the Original Indenture.

         (b) Each of the following definitions in Section 1.01 of the Second Supplemental Indenture is hereby superseded in its entirety by the following:

                  "MATURITY DATE" means October 7, 2002 if either (i) the Requesting Holders shall not have exercised their discretionary right to initiate a Remarketing on October 1, 2002 as provided in Section 9.02(a) or (ii) the Remarketing initiated pursuant to Section 9.02(a) shall for any reason have not been consummated prior to October 7, 2002; provided that (i) on and after the settlement of the sale of the Senior Notes or the Preferred Securities, as the case may be, in a successful Remarketing, the Maturity Date shall be Remarketed Maturity Date and (ii) prior to the settlement of the sale of the Senior Notes or the Preferred Securities, as the case may be, in a successful Remarketing, if at the time a Maintenance Event shall have occurred, the Maturity Date shall be the third Business Date after the occurrence of such Maintenance Event.

                  "REDEMPTION DATE" shall mean, when used with respect to any Senior Notes to be redeemed, the date fixed for such redemption by or pursuant to the Fifth Supplemental Indenture.

                  "REMARKETING PRICE" means 100.00% of the aggregate principal amount of the Senior Notes plus accrued and unpaid interest (including Additional Interest, if any).

                  "REMARKETING SETTLEMENT DATE" means the Business Day immediately following the Reset Date.

         (c) Section 1.01 of the Second Supplemental Indenture is hereby supplemented by the addition of the following new definitions:

                  "DISCRETIONARY REDEMPTION" has the meaning set forth in
         Section 3.01(d) hereof.

                  "FIFTH SUPPLEMENTAL INDENTURE" means the Fifth Supplemental Indenture dated as of August 28, 2002, between the Company and the Trustee.

                  A "MAINTENANCE EVENT" shall have occurred if, beginning on the date of the execution of the Fifth Supplemental Indenture, the undrawn availability under the Company's 5-Year Credit Agreement, dated as of September 26, 2000, as amended and restated from time to time, by and among the Company, certain banks and JPMorgan Chase Bank, as administrative agent, is less than $500,000,000.

                  "PARTIAL REDEMPTION" has the meaning set forth in Section 3.01(c) hereof.

         (d) The definitions of "Expected Reset Date", "Final Reset Date", "Renewed Remarketing" and "Trigger Event" in Section 1.01 of the Second Supplemental Indenture are hereby deleted.

                                   ARTICLE 2
                                  REMARKETING

         SECTION 2.01. Remarketing Provisions. (a) Sections 9.02(a) and (b) of the Second Supplemental Indenture are hereby superseded in their entirety by the following:

                  (a) On October 1, 2002, if the Senior Notes have been distributed to the holders of the Trust Securities, the holders of a majority in principal amount of the Senior Notes (the "REQUESTING HOLDERS") will have a discretionary option to require remarketing of the Senior Notes. The Requesting Holders may exercise this right by delivering a written notice prior to 5:00 p.m., New York City time, on such date to the Remarketing Agent. Upon the receipt of such notice, the Remarking Agent shall immediately deliver a written notice to the Company on behalf of the Requesting Holders (the "REMARKETING NOTICE"). If the Requesting Holders exercise their right to require the remarketing of the Senior Notes, the Reset Date shall be October 3, 2002.

                  (b) The Company shall, by notice to the Remarketing Agent no later than 5:00 p.m., New York City time, on October 2, 2002, select and specify three Reference Corporate Dealers. The Remarketing Agent shall request Bids from such Reference Corporate Dealers by 3:00 p.m., New York City time, on the Reset Date. The Remarketing Agent or an Affiliate or Associated Person thereof (any such person, an "AFFILIATED BIDDER") may, at its option, enter a Bid. The Remarketing Agent shall disclose to the Company the Bids obtained and determine the lowest Bid Rate (the "WINNING BID RATE") from among the Bids obtained on the Reset Date. By approximately 4:30 p.m., New York City time, on the Reset Date, the Remarketing Agent shall notify the Company and the Trustee of the Winning Bid Rate. If on a Reset Date, Bids are not submitted by at least two Reference Corporate Dealers, or if the lowest Bid submitted would result in a Winning Bid Rate in excess of the rate permitted by applicable law, the Remarketing shall be deemed to be a Failed Remarketing on such date. The Winning Bid Rate determined by the Remarketing Agent, absent manifest error, shall be binding and conclusive upon the holders of the Senior Notes, the Company and the Trust.

         (b) Section 9.02(i) of the Second Supplemental Indenture is amended by adding the phrase "and the Fifth Supplemental Indenture" following the reference to "this Second Supplemental Indenture."

         SECTION 2.02. Renewed Remarketing. Section 9.05 of the Second Supplemental Indenture is hereby deleted in its entirety.

                                   ARTICLE 3
                             REDEMPTION; REPAYMENT

         SECTION 3.01. Discretionary Redemption. (a) Section 3.01 of the Second Supplemental Indenture is hereby supplemented by the addition of the following new subsections:

                  (c) Notwithstanding anything to the contrary herein, the Company shall have the right at any time after execution of the Fifth Supplemental Indenture to and including October 1, 2002, upon two Business Days' prior written notice to the Holders, to redeem the Senior Notes, in whole or in part, at a redemption price equal to the principal amount of the Senior Notes being redeemed plus any accrued and unpaid interest thereon (including any Additional Interest) to the date of such redemption (a "PARTIAL REDEMPTION") and, simultaneous with such Partial Redemption, to cause a Like Amount of the Securities to be redeemed by the Trust at the Partial Redemption Price (as defined in the Trust Agreement) on a Pro Rata basis. The redemption price shall be paid prior to 12:00 noon, New York City time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the redemption price prior to 10:00 a.m., New York City time, on the Redemption Date.

                  (d) Notwithstanding anything to the contrary herein, regardless of whether the Requesting Holders have delivered written notice to the Remarketing Agent requiring Remarketing pursuant to
         Section 9.02(a) hereof, the Company shall have the right at any time on or after October 2, 2002 upon same day prior written notice to the Holders to redeem the Senior Notes, in whole but not in part, at the Redemption Price (a "DISCRETIONARY REDEMPTION") and, simultaneous with such redemption, to cause a Like Amount of the Securities to be redeemed by the Trust at the Mandatory Redemption Price on a Pro Rata basis. The Redemption Price shall be paid prior to 12:00 noon, New York City time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price prior to 10:00 a.m., New York City time, on the Redemption Date.

         SECTION 3.02. Source of Redemption Payment. Article 3 of the Second Supplemental Indenture is hereby supplemented by the addition of the following new section:

                  SECTION 3.05. Source of Redemption. Upon payment of the Redemption Price pursuant to the provisions of this Article 3, the Company shall furnish to the Holders at the time of such payment a certificate of an officer of the Company to the effect that the source of funding for such redemption of the Senior Notes is not the Company's Amended and Restated 364-day Credit Agreement, dated as of June 28, 2002, as amended and restated from time to time, by and among Cox, certain banks, JPMorgan Chase Bank, as administrative agent, and Bank of America, N.A. and Wachovia Bank National Association, as syndication agents.

         SECTION 3.03. Source of Payment. Article 2 of the Second Supplemental Indenture is hereby supplemented by the addition of the following new section:

                  SECTION 2.08. Source of Payment at Maturity. Upon payment of principal of the Senior Notes on the Maturity Date pursuant to the provisions of this Article 2, the Company shall furnish to the Holders at the time of such payment a certificate of an officer of the Company to the effect that the source of funding for such repayment of the Senior Notes is not the Company's Amended and Restated 364-day Credit Agreement, dated as of June 28, 2002, as amended and restated from time to time, by and among Cox, certain banks, JPMorgan Chase Bank, as administrative agent, and Bank of America, N.A. and Wachovia Bank National Association, as syndication agents.

                                   ARTICLE 4
                              FORM OF SENIOR NOTE

         SECTION 4.01. Form of Senior Note. (a) The Senior Notes and the Trustee's certificate of authentication, as amended by this Fifth Supplemental Indenture, shall be substantially in the form of Exhibit A-1 hereto and hereby replaces in its entirety Exhibit A-1 to the Second Supplemental Indenture. The Trustee shall authenticate and make such new Senior Notes available for delivery to the Holders of the Senior Notes upon surrender of the prior certificates therefor or delivery by the Property Trustee to the Company of an affidavit, in a form satisfactory to the Company and the Trustee, attesting that the prior certificates have been lost or destroyed. Upon receipt by the Company of the prior certificates or the aforementioned affidavit, the prior certificates representing the Senior Notes shall be canceled by the Trustee and shall no longer be outstanding.

         (b) The Replacement Notes shall be substantially in the form of Exhibit A-2 hereto and hereby replaces in its entirety Exhibit A-2 to the Second Supplemental Indenture.

                                   ARTICLE 5
                               CONSENT OF HOLDERS

         SECTION 5.01. Consent of the Holders of the Senior Notes. The Bank of New York, as the Property Trustee of the Trust, hereby unconditionally consents, accepts and agrees to all aspects of this Fifth Supplemental Indenture, the new Senior Notes, and the Replacement Notes.

                                   ARTICLE 6
                                 MISCELLANEOUS

         SECTION 6.01. Ratification of Base Indenture and Second Supplemental Indenture; Fifth Supplemental Indenture Controls. The Base Indenture, as supplemented by the Second Supplemental Indenture and this Fifth Supplemental Indenture, is in all respects ratified and confirmed, and this Fifth Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Fifth Supplemental Indenture shall supersede the provisions of the Base Indenture and the Second Supplemental Indenture to the extent either the Base Indenture or the Second Supplemental Indenture is inconsistent herewith.

         SECTION 6.02. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Fifth Supplemental Indenture.

         SECTION 6.03. Governing Law. This Fifth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to its principles of conflicts of laws.

         SECTION 6.04. Severability. If any provision in the Base Indenture, the Second Supplemental Indenture, this Fifth Supplemental Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 6.05. Counterparts. The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Any signed copy shall be sufficient proof of this Fifth Supplemental Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the day and year first above written.


                                    COX COMMUNICATIONS, INC.


                                    By: /s/ Jimmy W. Hayes
                                       ----------------------------------------
                                       Title: Executive Vice President,
                                              Finance and Administration and
                                              Chief Financial Officer


                                    THE BANK OF NEW YORK,
                                        as Trustee


                                    By: /s/ Mary LaGumina
                                       ----------------------------------------
                                       Title: Vice President


Consented to, accepted and agreed:


THE BANK OF NEW YORK,
   as the Property Trustee of the
   COX RHINOS TRUST,
   Holder of  the Senior Notes


By: /s/ Mary LaGumina
   ---------------------------------
   Title: Vice President

                                                                    EXHIBIT A-1


                             [FORM OF SENIOR NOTE]

IF A DISSOLUTION EVENT HAS OCCURRED, INSERT THE FOLLOWING - THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITIES EVIDENCED HEREBY EXCEPT TO (1) COX COMMUNICATIONS, INC. OR ANY AFFILIATE THEREOF, (2) BANK OF AMERICA, N.A. OR ANY OF ITS AFFILIATES, (3) ANY ENTITY SPONSORED OR ORGANIZED BY, ON BEHALF OF, OR FOR THE PRIMARY USE OF, BANK OF AMERICA, N.A. OR ANY OF ITS AFFILIATES OR (4) A SECONDARY PURCHASER (AS DEFINED IN THE AMENDED AND RESTATED TRUST AGREEMENT OF COX RHINOS TRUST DATED AS OF OCTOBER 6, 1999 (AS AMENDED FROM TIME TO TIME, THE "TRUST AGREEMENT")) THAT AS OF THE RESET DATE HAS ENTERED INTO A SECONDARY PURCHASE AGREEMENT (AS DEFINED IN THE TRUST AGREEMENT) WITH COX RHINOS TRUST.

FROM AND AFTER THE REMARKETING SETTLEMENT DATE ON WHICH REPLACEMENT NOTES ARE ISSUED TO ANY PERSON OTHER THAN THE PROPERTY TRUSTEE, THIS INSTRUMENT SHALL REPRESENT ONLY THE RIGHT TO RECEIVE THE REMARKETING PRICE, AS PROVIDED IN THE TRUST AGREEMENT, AND SHALL NO LONGER REPRESENT AN OBLIGATION OF THE COMPANY.

No. ________                                                  CUSIP NO.________


                            COX COMMUNICATIONS, INC.

                    AUCTION RATE RESET SENIOR NOTE SERIES A


         Cox Communications, Inc., a Delaware corporation (the "COMPANY," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay the principal sum of five hundred fifteen million five hundred thousand dollars ($515,500,000) on the Maturity Date.

         (a) Interest on the principal amount of this Senior Note will accrue and be payable at a rate (the "INTEREST RATE") per annum equal to

                  (i) from and including the Closing Date to but excluding the earlier of (A) the Remarketing Settlement Date on which Replacement Notes are issued and (B) the date on which the principal amount of this Senior Note becomes due upon the maturity, acceleration or redemption thereof, LIBOR plus 75 basis points increasing by 50 basis points upon the date of occurrence of a Failed Remarketing and by an additional 50 basis points on the corresponding day of each calendar month thereafter (the "MARGIN");

                  (ii) except as provided in clause (iii) below, from and including the Remarketing Settlement Date on which Replacement Notes are issued to but excluding the date on which the principal amount of the Senior Notes becomes due upon the maturity, acceleration or redemption thereof, the Winning Bid Rate; and

                  (iii) if the Company fails to pay the principal amount due upon the maturity, acceleration or redemption of this Senior Note on the date such amount becomes due, from and including such due date to but excluding the date of actual payment by the Company, the applicable periodic Interest Rate compounded quarterly.

         Interest that is not paid when due will bear additional interest thereon compounded quarterly at the applicable periodic Interest Rate (to the extent permitted by applicable law).

         The term "INTEREST", as used herein, includes any Additional Interest unless otherwise stated.


                                      A1-2

         (b) Until the Remarketing Settlement Date on which Replacement Notes are issued, interest on this Senior Note will be payable quarterly (subject to deferral as set forth herein) in arrears (i) on October 15, January 15, April 15 and July 15 of each year, commencing January 15, 2000 and (ii) on such Remarketing Settlement Date (each, a "PRE-REMARKETING INTEREST PAYMENT DATE"), and will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from the Closing Date to but excluding the related Pre-Remarketing Interest Payment Date, except as otherwise described below.

         The Interest Rate in effect for the period from and including the Closing Date to but excluding January 15, 2000 shall be the rate determined by the Calculation Agent two London Banking Days prior to the Closing Date and shall equal LIBOR plus 75 basis points. The Interest Rate in effect thereafter, for each quarterly period from and including the immediately preceding Pre-Remarketing Interest Payment Date to but excluding the applicable Pre-Remarketing Interest Payment Date, shall be determined by the Calculation Agent two London Banking Days prior to such immediately preceding Pre-Remarketing Interest Payment Date (a "DATE OF DETERMINATION") and shall equal LIBOR plus the Margin. Prior to the Remarketing Settlement Date, the amount of interest payable for any period shall be computed on the basis of a 360-day year and the actual number of days elapsed in such period. If a Pre-Remarketing Interest Payment Date is not a Business Day, then such Pre-Remarketing Interest Payment Date will be the next succeeding Business Day, except if such Business Day is in the next succeeding calendar month, such Pre-Remarketing Distribution Date will be the immediately preceding Business Day.

         As used herein, "LONDON BANKING DAY" means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

         All percentages resulting from any calculations on the Senior Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upward).

         (c) From and including the Remarketing Settlement Date on which Replacement Notes are issued, interest on the Replacement Notes will be payable quarterly in arrears (i) on the interest payment dates set forth in such Replacement Notes, commencing on the Remarketing Settlement Date and (ii) on the Maturity Date (each, an "INTEREST PAYMENT DATE"), and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and


                                      A1-3
including the Remarketing Settlement Date, to but excluding the related Interest Payment Date, except as otherwise described below. From and including the Remarketing Settlement Date, the amount of interest payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the last sentence of this paragraph, from and including the Remarketing Settlement Date the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. If an Interest Payment Date is not a Business Day, then such Interest Payment Date will be postponed to the next succeeding Business Day (and without interest or other payment in respect of any such delay).

         (d) Interest shall be paid to the Person in whose name this Senior Note or any predecessor Senior Note is registered on the books and records of the Company at the close of business on the Regular Record Date for such interest installment, which shall be fifteen (15) days prior to a Pre-Remarketing Interest Payment Date (the "PRE-REMARKETING REGULAR RECORD DATE"). Notwithstanding the foregoing, so long as the Holder of this Senior
Note is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Senior Note will be made at such place and to such account as may be designated by the Property Trustee.

         This Senior Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Senior Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.


                                      A1-4

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed.


                                    COX COMMUNICATIONS, INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


Attest:


By:
   ---------------------------
   Name:
   Title:


                                      A1-5

                    [FORM OF CERTIFICATE OF AUTHENTICATION]

                         CERTIFICATE OF AUTHENTICATION


This is one of the Securities of the series described in the within-mentioned Indenture.


Dated:

THE BANK OF NEW YORK,
   as Trustee


By:
   -----------------------------
   Authorized Signatory


                                      A1-6

                           [FORM OF REVERSE OF NOTE]


         This Senior Note is one of a duly authorized series of Debt Securities of the Company (herein sometimes referred to as the "SENIOR NOTES"), specified in the Base Indenture (as defined below), all issued or to be issued in one or more series under and pursuant to an Indenture (the "BASE INDENTURE") dated as of June 27, 1995, duly executed and delivered between the Company and The Bank of New York, as Trustee (the "TRUSTEE"), as supplemented by the Second Supplemental Indenture dated as of October 6, 1999 between the Company and the Trustee (the "SECOND SUPPLEMENTAL INDENTURE") and as further supplemented by the Fifth Supplemental Indenture dated as of August 28, 2002 between the Company and the Trustee (the "FIFTH SUPPLEMENTAL INDENTURE" and together with the Base Indenture and the Second Supplemental Indenture, the "INDENTURE"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Senior Notes. By the terms of the Indenture, the Senior Notes are issuable thereunder in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Senior Notes is limited in aggregate principal amount as specified in such Second Supplemental Indenture and herein sometimes referred to as the "SENIOR NOTES."

         Because of the occurrence and continuation of a Special Event or a Qualifying Equity Offering, in certain circumstances, this Senior Note may become due and payable at the principal amount together with any interest accrued thereon (including Additional Interest) (the "REDEMPTION PRICE").

         After execution of the Fifth Supplemental Indenture to and including October 1, 2002, upon two Business Days' prior written notice to the Holders, the Company shall have the right to redeem the Senior Notes, in whole or in part, at a redemption price equal to the principal amount of the Senior Notes being redeemed plus any accrued and unpaid interest thereon (including any Additional Interest) to the date of such redemption.

         The Company shall have the right at any time on or after October 2, 2002 until the Remarketing Settlement Date upon same day prior written notice to the Holder to redeem the Senior Notes, in whole but not in part, at the Redemption Price.

         In addition, the Company shall have a right to redeem the Senior Notes, in whole but not in part, from and after the fifth anniversary of the Remarketing Settlement Date, upon not less than 30 nor more than 60 days' notice at the Redemption Price.


                                      A1-7

         The Redemption Price shall be paid prior to 12:00 noon, New York City time, on the date of such redemption or at such earlier time as the Company determines. If the Maturity Date or any other date fixed for redemption of the Senior Notes is not a Business Day, then payment of the Redemption Price or principal payable on such date will be made on the next succeeding day that is a Business Day with interest thereon to the date of payment.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Senior Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Senior Notes and each other series of Debt Securities Outstanding and affected, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of such Series of Securities; provided that the Company and the Trustee may not, without the consent of the holder of each Senior Note then Outstanding and affected thereby: (a) change the time of payment of the principal (or any installment) of any Senior Note, or reduce the principal amount thereof, or reduce the rate or change the time of payment of interest thereon, or impair the right to institute suit for the enforcement of any payment on any Senior Note when due, (b) reduce the percentage in principal amount of the Senior Notes the consent of whose holders is required to execute any such supplemental indenture, or the consent of whose holders is required for any waiver provided for in the Indenture or (c) subject to certain exceptions, modify provisions of the Indenture relating to the waiver of past defaults with respect to the Senior Notes and the execution of supplemental indentures. The Indenture also contains provisions providing that prior to the acceleration of the maturity of any Senior Note, the holders of a majority in aggregate principal amount of Senior Notes may, on behalf of the holders of all Senior Notes, waive any past default with respect to the Senior Notes and its consequences, except a default (i) in respect of a covenant or provision of the Indenture or of any Senior Note that cannot be modified or amended without the consent of the holder of each outstanding Senior Note or (ii) in the payment of the principal of, any premium or interest (including any Additional Interest) on, or any Additional Amounts with respect to the Senior Notes. Any such consent or waiver by the registered holder of this Senior Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Senior Note and of any Senior
Note issued in exchange herefor or in place hereof (whether by


                                      A1-8
registration or transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Senior Note.

         No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Senior Note at the time and place and at the rate and in the money herein prescribed.

         Subject to the last sentence of this paragraph, the Company shall have the right at any time during the term of this Senior Note, from time to time, to extend the interest payment period of such Senior Note for a period not to exceed 20 consecutive quarterly periods (each such deferral period an "EXTENSION PERIOD"), during which periods the Company shall have the right not to make payments of interest on any Interest Payment Date. On the last day of any such Extension Period, which shall be an Interest Payment Date, the Company shall pay all interest then accrued and unpaid (together with Additional Interest, if any, thereon to the extent permitted by applicable law) to the Person in whose name such Senior Note or any predecessor Senior Note is registered on the books and records of the Company at the close of business on the Regular Record Date for such Interest Payment Date. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided that no Extension Period together with all such previous and further extensions thereof shall (i) exceed 20 consecutive quarterly periods or (ii) extend beyond the Mandatory Redemption Date, if the Trust Securities are at the time outstanding, or the Maturity Date of this Senior Note. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may elect to begin a new Extension Period, subject to the above requirements. Notwithstanding the foregoing, in the event of a Failed Remarketing, any then current Extension Period shall terminate on the date of such Failed Remarketing and all deferred payments of interest shall be due and payable on such date, and no Extension Period may thereafter commence unless and until there shall have been a successful Remarketing of all of the Preferred Securities (or the Senior Notes).

         As provided in the Indenture and subject to certain limitations herein and therein set forth, this Senior Note is transferable by the registered holder hereof on the Securities Register of the Company, upon surrender of this Senior Note for registration of transfer at the office or agency of the Trustee in The City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes of authorized denominations and for the same aggregate


                                      A1-9
principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Senior Note, the Company, the Trustee, any paying agent and the Securities Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Senior Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Securities Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Securities Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Senior Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         The Senior Notes of this series are issuable only in registered form without coupons in denominations of $100,000 and any integral multiple of $1,000 thereof. A holder of Senior Notes may transfer or exchange Senior Notes held by it only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. Any attempted transfer, sale or other disposition of Senior Notes in a denomination of less than $100,000 shall be deemed to be void and of no legal effect whatsoever.

         All terms used in this Senior Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE AND THE SENIOR NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.


                                     A1-10

                                                                    EXHIBIT A-2


                           [FORM OF REPLACEMENT NOTE]


         IF THE NOTE IS TO BE A GLOBAL SENIOR NOTE, INSERT THE FOLLOWING - THIS
NOTE IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (1) BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, (2) BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR (3) BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         IF A DISSOLUTION EVENT HAS OCCURRED, INSERT THE FOLLOWING - THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT HAS ACQUIRED THE SECURITIES IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT TO
(A) COX COMMUNICATIONS, INC. OR ANY


                                     A1-11

AFFILIATE THEREOF, (B) A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AT THE REQUEST OF THE HOLDER, THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO THE SALE OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT.


                                     A1-12

No.__________                                                 CUSIP NO.________


                            COX COMMUNICATIONS, INC.

                    AUCTION RATE RESET SENIOR NOTE SERIES A
                                REPLACEMENT NOTE


         Cox Communications, Inc., a Delaware corporation (the "COMPANY", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay the principal sum of ____________ dollars ($__________) on the Maturity Date.

         (a) Interest on the principal amount of this Senior Note will accrue and be payable at a rate (the "INTEREST RATE") per annum equal to, from and including the date of issuance to but excluding the date such principal amount is paid, the Winning Bid Rate; and if the Company fails to pay the principal amount on the date such amount becomes due, then from and including such due date to but excluding the date such principal amount is paid, the applicable periodic Interest Rate, compounded quarterly, but only to the extent permitted by applicable law.

         Interest that is not paid when due will bear additional interest thereon compounded quarterly at the applicable periodic Interest Rate (to the extent permitted by applicable law).

         The term "INTEREST", as used herein, includes any Additional Interest unless otherwise stated.

         (b) From and including the date of issuance, interest on this Replacement Note will be payable quarterly in arrears (i) on ______, ______, ______ and _______ of each year, commencing on the Remarketing Settlement Date on which this Replacement Note is issued and (ii) on the Maturity Date (each, an "INTEREST PAYMENT DATE"), and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance, to but excluding the related Interest Payment Date, except as otherwise described below. The amount of interest payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the last sentence of this paragraph, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. If an Interest Payment Date is not a Business Day, then such Interest Payment Date will be the next succeeding Business Day (and without any interest or other payment in respect of any such delay).


                                      A2-1

         (c) Interest shall be paid to the Person in whose name the Senior Note or any predecessor Senior Note is registered on the books and records of the Company at the close of business on the Regular Record Date for such interest installment, which, in respect of Senior Notes of which the Property Trustee is the Holder and the related Preferred Securities are in book-entry only form or a Global Senior Note, shall be the close of business on the Business Day next preceding that Interest Payment Date (the "REGULAR RECORD DATE"). If the Senior Notes are not represented by a Global Senior Note, the Regular Record Date for such interest installment shall be fifteen (15) days prior to an Interest Payment Date. Notwithstanding the foregoing, so long as the Holder of this Senior Note is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Senior Note will be made at such place and to such account as may be designated by the Property Trustee.

         This Senior Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Senior Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.


                                      A2-2

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed.


                                    COX COMMUNICATIONS, INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


Attest:


By:
   -----------------------------
   Name:
   Title:


                                      A2-3

                    [FORM OF CERTIFICATE OF AUTHENTICATION]

                         CERTIFICATE OF AUTHENTICATION


This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


Dated:

THE BANK OF NEW YORK,
   as Trustee


By:
   -----------------------------
      Authorized Signatory


                                      A2-4

                           [FORM OF REVERSE OF NOTE]


         This Senior Note is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "SENIOR NOTES"), specified in the Base Indenture (as defined below), all issued or to be issued in one or more series under and pursuant to an Indenture (the "BASE INDENTURE") dated as of June 27, 1995, duly executed and delivered between the Company and The Bank of New York, as Trustee (the "TRUSTEE"), as supplemented by the Second Supplemental Indenture dated as of October 6, 1999 between the Company and the Trustee (the "SECOND SUPPLEMENTAL INDENTURE") and as further supplemented by the Fifth Supplemental Indenture dated as of August 28, 2002 between the Company and the Trustee (the "FIFTH SUPPLEMENTAL INDENTURE" and together with the Base Indenture and the Second Supplemental Indenture, the "INDENTURE"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Senior Notes. By the terms of the Indenture, the Senior Notes are issuable thereunder in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Senior Notes is limited in aggregate principal amount as specified in such Second Supplemental Indenture and herein sometimes referred to as the "SENIOR NOTES."

         Because of the occurrence and continuation of a Special Event, an Optional Redemption or a Discretionary Redemption in certain circumstances, this Senior Note may become due and payable at the principal amount together with any interest accrued thereon (including Additional Interest) (the "REDEMPTION PRICE").

         In addition, the Company shall have a right to redeem the Senior Note, in whole but not in part, from and after the fifth anniversary of the Remarketing Settlement Date, upon not less than 30 nor more than 60 days' notice at the Redemption Price.

         The Redemption Price shall be paid prior to 12:00 noon, New York City time, on the date of such redemption or at such earlier time as the Company determines. If the Maturity Date or any other date fixed for redemption of the Senior Notes is not a Business Day, then payment of the Redemption Price or principal payable on such date will be made on the next succeeding day that is a Business Day with interest thereon to the date of payment.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Senior Notes may be


                                      A2-5
declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Senior Notes and each other series of Securities Outstanding and affected, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of such Series of Securities; provided that the Company and the Trustee may not, without the consent of the holder of each Senior Note then outstanding and affected thereby: (a) change the time of payment of the principal (or any installment) of any Senior Note, or reduce the principal amount thereof, or reduce the rate or change the time of payment of interest thereon, or impair the right to institute suit for the enforcement of any payment on any Senior Note when due, (b) reduce the percentage in principal amount of the Senior Notes the consent of whose holders is required to execute any such supplemental indenture or the consent of whose holders is required for any waiver provided for in the indenture or (c) subject to certain exceptions, modify provisions of the Indenture relating to the waiver of past defaults with respect to the Senior Notes and the execution of supplemental indentures. The Indenture also contains provisions providing that prior to the acceleration of the maturity of any Senior Note, the holders of a majority in aggregate principal amount of Senior Notes may, on behalf of the holders of all Senior Notes, waive any past default with respect to the Senior Notes and its consequences, except a default (i) in respect of a covenant or provision of the Indenture or of any Senior Note that cannot be modified or amended without the consent of the holder of each Outstanding Senior Note or (ii) in the payment of the principal of, any premium or interest (including any Additional Interest) on, or any Additional Amounts with respect to the Senior Notes. Any such consent or waiver by the registered holder of this Senior Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Senior Note and of any Senior
Note issued in exchange herefor or in place hereof (whether by registration or transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Senior Note.

         No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Senior Note at the time and place and at the rate and in the money herein prescribed.


                                      A2-6

         The Company shall have the right at any time during the term of this Senior Note, from time to time, to extend the interest payment period of such Senior Note for a period not to exceed 20 consecutive quarterly periods (each such deferral period an "EXTENSION PERIOD"), during which periods the Company shall have the right not to make payments of interest on any Interest Payment Date. On the last day of any such Extension Period, which shall be an Interest Payment Date, the Company shall pay all interest then accrued and unpaid (together with Additional Interest, if any, thereon to the extent permitted by applicable law) to the Person in whose name such Senior Note or any predecessor Senior Note is registered on the books and records of the Company at the close of business on the Regular Record Date for such Interest Payment Date. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided that no Extension Period together with all such previous and further extensions thereof shall (i) exceed 20 consecutive quarterly periods or (ii) extend beyond the Mandatory Redemption Date, if the Trust Securities are at the time outstanding, or the Maturity Date of this Senior Note. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may elect to begin a new Extension Period.

         As provided in the Indenture and subject to certain limitations herein and therein set forth, this Senior Note is transferable by the registered holder hereof on the Register of the Company, upon surrender of this Senior Note for registration of transfer at the office or agency of the Trustee in The City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Senior Note, the Company, the Trustee, any paying agent and the Securities Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Senior Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Securities Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Securities Registrar shall be affected by any notice to the contrary.


                                      A2-7

         No recourse shall be had for the payment of the principal of or the interest on this Senior Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         The Senior Notes of this series are issuable only in registered form without coupons in denominations of $100,000 and any integral multiple of $1,000 thereof. A holder of Senior Notes may transfer or exchange Senior Notes held by it only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. Any attempted transfer, sale or other disposition of Senior Notes in a denomination of less than $100,000 shall be deemed to be void and of no legal effect whatsoever.

         All terms used in this Senior Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THE INDENTURE AND THE SENIOR NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.



                                      A2-8